UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 15, 2004

NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

363 N. Sam Houston Parkway E., Suite 2020
Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (281) 847-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04   Temporary Suspension of Trading under Registrant’s Employee Benefit Plans

        Among other restrictions, the insider trading policy of Newfield Exploration Company (“Newfield”) generally prohibits all directors, officers and employees of Newfield and its subsidiaries from trading in Newfield’s securities during the period beginning on the first day of each calendar quarter and ending at the close of trading on the second trading day following the release of Newfield’s earnings announcement for that quarter. During this period participants in Newfield’s 401(k) plan are prohibited from changing the percentage of future contributions to be invested in the Newfield common stock investment option under the plan and from transferring or reallocating prior contributions from or to the Newfield common stock investment option. As a result, a “blackout period” (as defined in Regulation BTR promulgated under the Securities Exchange Act of 1934) will commence on January 1, 2005 and will end after the close of trading on the second trading day following the release of Newfield’s quarterly earnings announcement for the quarterly period ended December 31, 2004. Newfield currently expects to release its quarterly earnings announcement during the week of February 7, 2005.

        Inquiries about the blackout period may be directed to C. William Austin by phone at (281) 847-6069 or in writing to Newfield Exploration Company, 363 N. Sam Houston Parkway E., Suite 2020, Houston, Texas 77060.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: December 15, 2004	By:	/s/ TERRY W. RATHERT
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Terry W. Rathert
Senior Vice President and Chief Financial Officer